Exhibit 99.2

GMS INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of GMS Inc. (“GMS”) and Master Titan Holdings LP (referred to herein as “WSB Titan” or “Titan”) after giving effect to the Titan Transactions. As used herein, the term “Titan Transactions” refers to the following: (i) GMS’s acquisition of WSB Titan on June 1, 2018, as further defined in the Securities Purchase Agreement filed in GMS’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2018; (ii) the Debt Financing (as defined herein); and (iii) the issuance of equity that is exchangeable for GMS common stock to certain members of Titan’s management.

The unaudited pro forma condensed combined balance sheet as of April 30, 2018 is presented as if the Titan Transactions occurred on April 30, 2018. The unaudited pro forma condensed combined statement of operations for the year ended April 30, 2018 is presented as if the Titan Transactions occurred on May 1, 2017, the first day of GMS’s fiscal year ended April 30, 2018.

Titan has a different fiscal year end than GMS. GMS’s fiscal year ends on April 30, while Titan’s fiscal year ends on December 31. As the fiscal year ends differ by more than 93 days, pursuant to Rule 11-02(c)(3) of Regulation S-X, Titan’s financial information was adjusted for the purpose of preparing the unaudited pro forma condensed combined statement of operations for the year ended April 30, 2018. The historical statement of operations of Titan for the year ended April 30, 2018 was prepared by taking the audited statement of operations for the year ended December 31, 2017, adding the unaudited statement of operations for the four months ended April 30, 2018 and subtracting the unaudited statement of operations for the four months ended April 30, 2017.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting. Accordingly, assets acquired and liabilities assumed are recorded at fair value, with any excess purchase price allocated to goodwill. The fair value of identifiable tangible and intangible assets acquired and liabilities assumed are preliminary and are based upon available information and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. The finalization of the purchase accounting assessment may result in changes to the valuation of tangible and intangible assets acquired and liabilities assumed, which could be material. Accordingly, the pro forma adjustments related to the allocation of consideration transferred are preliminary and have been presented solely for the purpose of providing unaudited pro forma condensed combined financial statements. Management expects to finalize the accounting for the business combination as soon as practicable within the measurement period, but in no event later than one year from closing of the acquisition.

The unaudited pro forma condensed combined financial statements have been presented for informational purposes only. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the transactions, (ii) factually supportable and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the combined company’s results of operations or financial position that would have been reported had the Titan Transactions been completed as of the dates presented, and should not be taken as a representation of the combined company’s future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and cost savings that may be achieved with respect to the combined companies or the costs necessary to achieve these cost savings and operating synergies.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of GMS as filed in its Annual Report on Form 10-K for the year ended April 30, 2018 and with the historical consolidated financial statements and accompanying notes of Master Titan Holdings LP as filed in GMS’s Current Report on Form 8-K/A on August 15, 2018.

GMS INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF APRIL 30, 2018

	Historical	Historical	Pro Forma		Pro Forma
	GMS	Titan	Adjustments		Combined
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$36,437	$30	$(19,981)	(a)	$16,486
Trade accounts and notes receivable, net of allowances	346,450	81,356	—		427,806
Inventories, net	239,223	57,918	4,229	(b)	301,370
Prepaid expenses and other current assets	11,726	5,566	—		17,292
Total current assets	633,836	144,870	(15,752)		762,954
Property and equipment, net	163,582	26,104	11,785	(c)	201,471
Goodwill	427,645	80,735	110,686	(d)	619,066
Intangible assets, net	222,682	79,409	211,186	(e)	513,277
Other assets	6,766	38,355	(33,414)	(f)	11,707
Total assets	$1,454,511	$369,473	$284,491		$2,108,475

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$116,168	$33,018	$—		$149,186
Accrued compensation and employee benefits	56,323	1,205	—		57,528
Other accrued expenses and current liabilities	45,146	6,233	4,618	(g)	57,135
			1,138	(h)
Current portion of long-term debt	16,284	43,943	(39,751)	(i)	20,476
Total current liabilities	233,921	84,399	(33,995)		284,325
Long-term debt, less current portion	579,602	120,985	434,843	(j)	1,135,430
Deferred income taxes, net	10,742	—	6,145	(k)	16,887
Other liabilities	35,088	68,854	(57,829)	(h)	46,113
Liabilities to noncontrolling interest holders, less current portion	15,707	—	—		15,707
Total liabilities	875,060	274,238	349,164		1,498,462

Stockholders’ equity:
GMS stockholders’ equity
Common stock	411	—	—		411
Additional paid-in capital	489,007	81,402	(81,402)	(l)	489,007
Retained earnings	89,592	13,833	(13,833)	(l)	84,974
			(4,618)	(g)
Accumulated other comprehensive income	441	—	—		441
Total GMS stockholders’ equity	579,451	95,235	(99,853)		574,833
Noncontrolling interest	—	—	35,180	(m)	35,180
Total stockholders’ equity	579,451	95,235	(64,673)		610,013
Total liabilities and stockholders’ equity	$1,454,511	$369,473	$284,491		$2,108,475

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

GMS INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED APRIL 30, 2018

	Historical	Historical	Pro Forma		Pro Forma
	GMS	Titan	Adjustments		Combined
	(in thousands, except per share data)

Net sales	$2,511,469	$478,404	$—		$2,989,873
Cost of sales (exclusive of depreciation and amortization shown separately below)	1,692,893	314,832	—		2,007,725
Gross profit	818,576	163,572	—		982,148
Operating expenses:
Selling, general and administrative	633,877	120,431	(24,937)	(n)	729,371
Depreciation and amortization	65,530	24,184	22,554	(o)	112,268
Total operating expenses	699,407	144,615	(2,383)		841,639
Operating income	119,169	18,957	2,383		140,509
Other (expense) income:
Interest expense	(31,395)	(8,071)	(15,532)	(p)	(54,998)
Change in fair value of financial instruments	(6,125)	—	5,109	(q)	(1,016)
Write-off of debt discount and deferred financing fees	(74)	—	—		(74)
Other income, net	2,279	1,008	—		3,287
Total other expense, net	(35,315)	(7,063)	(10,423)		(52,801)
Income before taxes	83,854	11,894	(8,040)		87,708
Provision for income taxes	20,883	—	(2,131)	(r)	18,752
Net income	62,971	11,894	(5,909)		68,956
Less: Net income attributable to noncontrolling interests	—	—	1,847	(s)	1,847
Net income attributable to common stockholders	$62,971	$11,894	$(7,756)		$67,109

Weighted average common shares outstanding
Basic	41,015				41,015
Diluted	42,163				42,163

Net income per share
Basic	$1.54			(s)	$1.64
Diluted	$1.49			(s)	$1.59

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

GMS INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.  Basis of Presentation

The following unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of GMS Inc. (“GMS”) and Master Titan Holdings LP (referred to herein as “WSB Titan” or “Titan”) after giving effect to the Titan Transactions. As used herein, the term “Titan Transactions” refers to the following: (i) GMS’s acquisition of WSB Titan on June 1, 2018, as further defined in the Securities Purchase Agreement filed in GMS’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2018; (ii) the Debt Financing (as defined herein); and (iii) the issuance of equity that is exchangeable for GMS common stock to certain members of Titan’s management.

The unaudited pro forma condensed combined balance sheet as of April 30, 2018 is presented as if the Titan Transactions occurred on April 30, 2018. The unaudited pro forma condensed combined statement of operations for the year ended April 30, 2018 is presented as if the Titan Transactions occurred on May 1, 2017, the first day of GMS’s fiscal year ended April 30, 2018.

Titan has a different fiscal year end than GMS. GMS’s fiscal year ends on April 30, while Titan’s fiscal year ends on December 31. As the fiscal years differ by more than 93 days, pursuant to Rule 11-02(c)(3) of Regulation S-X, Titan’s financial information was adjusted for the purpose of preparing the unaudited pro forma condensed combined statement of operations for the fiscal year ended April 30, 2018. The historical statement of operations of Titan for the fiscal year ended April 30, 2018 was prepared by taking the audited statement of operations for the year ended December 31, 2017, adding the unaudited statement of operations for the four months April 30, 2018 and subtracting the unaudited statement of operations for the four months ended April 30, 2017.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting. Accordingly, assets acquired and liabilities assumed are recorded at fair value, with any excess purchase price allocated to goodwill. The fair value of identifiable tangible and intangible assets acquired and liabilities assumed are preliminary and are based upon available information and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. The finalization of the purchase accounting assessment may result in changes to the valuation of tangible and intangible assets acquired and liabilities assumed, which could be material. The pro forma adjustments related to the allocation of consideration transferred are preliminary and have been presented solely for the purpose of providing unaudited pro forma condensed combined statements of operations. Management expects to finalize the accounting for the business combination as soon as practicable within the measurement period, but in no event later than one year from closing of the acquisition.

The unaudited pro forma condensed combined financial statements have been presented for informational purposes only. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the transactions, (ii) factually supportable and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the combined company’s results of operations or financial position that would have been reported had the Titan Transactions been completed as of the dates presented, and should not be taken as a representation of the combined company’s future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and cost savings that may be achieved with respect to the combined companies or the costs necessary to achieve these cost savings and operating synergies.

GMS INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

2.  Description of Transactions

On June 1, 2018, GMS acquired all of the outstanding equity interests of Titan, a distributer of drywall, lumber, commercial and residential building materials. Titan is Canada’s largest gypsum specialty dealer with 30 locations across five provinces in Canada. The aggregate purchase price was $627.0 million (C$800.0 million), subject to a working capital and certain other adjustments as set forth in the Securities Purchase Agreement. As part of the consideration, certain members of Titan’s management converted a portion of their ownership position into 1.1 million shares of equity that are exchangeable for GMS common stock.

To finance this transaction, on June 1, 2018, GMS entered into a Third Amendment to its First Lien Credit Agreement (the “Third Amendment”) that provides for a new first lien term loan facility under the Credit Agreement in the aggregate principal amount of $996.8 million due in June 2025 that bears interest at a floating rate based on LIBOR, with a 0% floor, plus 2.75%, representing a 25 basis point improvement compared to the interest rate of the existing first lien term loan facility under the Credit Agreement immediately prior to giving effect to the Third Amendment. GMS also drew down $143.0 million under its Asset Backed Lending Facility (“ABL Facility”). The net proceeds from the new first lien term loan facility, ABL Facility and cash on hand were used to repay GMS’s existing first lien term loan facility of $571.8 million under the Credit Agreement and to finance its acquisition of Titan. As used herein, the term “Debt Financing” refers to following: (i) the new first lien term loan facility of $996.8 million; (ii) the ABL Facility draw down of $143.0 million; and (iii) the repayment of the existing first lien term loan facility of $571.8 million.

The preliminary fair value of consideration transferred was $615.2 million, which consisted of $580.0 million in cash paid to acquire Titan and $35.2 million for the fair value of 1.1 million shares of equity issued to certain members of Titan’s management that are exchangeable for GMS common stock. Part of the cash consideration transferred was used to repay certain indebtedness of Titan and settle certain contingent consideration arrangements of Titan. GMS also assumed certain contingent consideration arrangements that relate to Titan’s previous acquisitions. The contingent consideration arrangements are based on performance of the business and are payable in cash in fiscal 2019 and fiscal 2020.

The assets acquired and liabilities assumed of Titan will be recognized at their acquisition date fair values. The allocation of the consideration transferred to the assets acquired and liabilities assumed of Titan (and the related estimated lives of depreciable tangible and identifiable intangible assets) will require a significant amount of judgment.  The following table summarizes the preliminary fair value of consideration transferred and the preliminary allocation to assets acquired and liabilities assumed based on currently available information. Such final identification of all assets acquired and liabilities assumed and allocation of consideration transferred may be significantly different than that reflected below (in thousands).

Fair value of consideration transferred	$615,181

Preliminary allocation of consideration transferred:
Accounts receivable	81,356
Inventories	62,147
Property and equipment	37,889
Other assets	10,537
Intangible assets	290,595
Goodwill	191,421
Accounts payable and accrued expenses	(40,456)
Deferred tax liability	(6,145)
Contingent consideration	(12,163)
Total fair value of consideration transferred	$615,181

GMS INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

The following table summarizes the preliminary components of intangible assets acquired in connection with the Titan acquisition (dollars in thousands):

	Fair Value	Useful Life (Years)
Customer relationships	$251,102	10 - 15
Tradenames	30,603	20
Developed technology	5,493	5
Non-compete agreements	3,060	3
Other	337	1 - 7
Total intangibles assets	$290,595

The Company estimated the preliminary fair values of acquired customer relationships using the multi-period excess earnings method. The Company estimated the preliminary fair values of acquired tradenames and developed technology using the relief from royalty method. The Company estimated the preliminary fair value of non-compete agreements using the with and without method. Under these methods, the fair value models incorporate estimates of future cash flows, estimates of allocations of certain assets and cash flows, estimates of future growth rates, and management’s judgment regarding the applicable discount rates to use to discount such estimates of cash flows.

3.  Reclassifications

Certain reclassifications have been made to conform Titan’s historical amounts to GMS’s presentation. More specifically, Titan’s accounts payable and accrued expenses was reclassified into three separate line items, which include accounts payable, accrued compensation and employee benefits and other accrued expenses and current liabilities.

4.  Foreign Currency Translation

The reporting currency of GMS is the U.S. dollar. The functional currency of Titan is the Canadian dollar. The assets and liabilities of Titan were translated into U.S. dollars at the end-of-period exchange rate of US$0.7847/C$, and monthly revenues and expenses of Titan were translated into U.S. dollars using an average monthly exchange rate of US$0.7816/C$.

5.  Accounting Policies

Titan’s financial statements are prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. GMS has performed a preliminary review of Titan’s accounting policies based on available information and discussions with Titan management to determine whether any adjustments were necessary to ensure the comparability in the pro forma condensed combined financial statements with GMS’s accounting policies and with U.S. Generally Accepted Accounting Principles (“GAAP”). GMS is not aware of any differences, at this time, that would have a material impact on the pro forma condensed combined financial statements. After the acquisition, GMS will perform a more detailed review of Titan’s accounting policies. As a result of that review, differences in accounting policies may be identified that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial statements.

GMS INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

6.  Unaudited Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a)                                 This adjustment reflects the following sources and uses of cash and cash equivalents (in thousands):

Cash consideration paid for Titan	$(580,001)
Issuance of new First Lien Term Loan	996,840
Repayment of existing First Lien Term Loan	(571,840)
Draw down on ABL Facility	143,000
Payment of financing costs for new First Lien Term Loan	(7,980)
Total adjustment to cash and cash equivalents	$(19,981)

(b)                              This adjustment reflects the difference between the preliminary estimated fair value and the historical amount of Titan’s inventories. After the acquisition, the step-up in inventory fair value will increase cost of sales as the inventory is sold. This adjustment is not reflected in the unaudited pro forma condensed combined statement of operations because it does not have a continuing impact on the combined entity’s results of operations.

(c)                                  This adjustment reflects the difference between the preliminary estimated fair value and the historical amount of Titan’s property and equipment.

(d)                                 This adjustment records the preliminary amount allocated to goodwill in connection with the Titan acquisition and eliminates Titan’s historical goodwill. The net pro forma adjustment consists of the following (in thousands):

Record preliminary allocation of purchase price to goodwill	$191,421
Eliminate historical goodwill	(80,735)
Total adjustment to goodwill	$110,686

(e)                                  This adjustment records the preliminary estimated fair value of identifiable intangible assets of Titan and eliminates Titan’s historical intangible assets. The net pro forma adjustment consists of the following (in thousands):

Record preliminary estimated fair value of intangible assets	$290,595
Eliminate historical intangible assets	(79,409)
Total adjustment to intangible assets	$211,186

(f)                                   This adjustment reflects the elimination of certain loan receivables that were settled upon closing of the acquisition.

(g)                                  This adjustment reflects the estimate of future transaction costs directly attributable to the acquisition of Titan, including advisory and legal fees. These amounts will be expensed as incurred in the future and are not reflected in the unaudited pro forma condensed combined statement of operations because the expenses do not have a continuing impact on the combined entity’s results of operations.

(h)                                 These adjustments reflect adjustments related to certain contingent consideration arrangements. Other accrued expenses and current liabilities includes a $1.1 million increase for the preliminary estimated fair value of liabilities assumed for certain contingent consideration arrangements payable in April 2019 that are determined to be probable and estimable as of the acquisition date. Other liabilities

GMS INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

includes an $11.0 million increase for the preliminary estimated fair value of liabilities assumed for certain contingent consideration arrangements payable in April 2020 that are determined to be probable and estimable as of the acquisition date and the elimination of $68.8 million of certain liabilities for contingent consideration that were settled at the closing of the acquisition.

(i)                                     This adjustment reflects a net decrease in the current portion of long-term debt due to the following (in thousands):

Record current portion of new First Lien Term Loan	$9,968
Eliminate current portion of existing First Lien Term Loan	(5,776)
Repayment of Titan’s current portion of long-term debt	(43,943)
Total adjustment to current portion of long-term debt	$(39,751)

(j)                                    This adjustment reflects a net increase in long-term debt due to the following (in thousands):

Issuance of new First Lien Term Loan	$996,840
Repayment of existing First Lien Term Loan	(571,840)
Draw down on ABL Facility	143,000
Repayment of Titan’s long-term debt	(120,985)
Deferred financing costs for new First Lien Term Loan	(7,980)
Total adjustment to debt	439,035
Less: Current portion of First Lien Term Loan	(4,192)
Total adjustment to long-term debt	$434,843

(k)                                 This adjustment reflects the preliminary estimated net deferred tax liability established for the tax effects of recognizing the preliminary purchase price allocation, calculated using the Canadian statutory rate of 26.5%.

(l)                                     These adjustments reflect the elimination of Titan’s historical equity balances.

(m)                             This adjustment reflects the issuance of equity by an indirect wholly-owned subsidiary of GMS that is exchangeable for GMS common stock. The preliminary estimated fair value of the 1.1 million exchangeable shares of $35.2 million was determined based on the GMS closing stock price as of April 30, 2018.

(n)                                 This adjustment reflects the elimination of $22.2 million of expenses related to certain contingent consideration arrangements, the majority of which were settled at the closing of the acquisition. This adjustment also reflects the elimination of $2.7 million of transaction costs incurred by GMS, as they reflect costs directly attributable to the acquisition of Titan, but do not have a continuing impact on the combined entity’s results of operations. Except as noted, the unaudited pro forma combined statement of operations has not been adjusted for the impact of special items. During the year ended April 30, 2018, Titan recognized $2.0 million of costs not related to ongoing operations, including prior acquisition and start-up costs, prior management fees and other nonrecurring items. The unaudited pro forma combined statement of operations has not been adjusted for the impact of these items.

GMS INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

(o)                                 This adjustment records depreciation and amortization expense based on the estimated fair value of acquired identifiable tangible and intangible assets over their estimated useful lives and eliminates historical depreciation and amortization expense. The net pro forma adjustment consists of the following (in thousands):

Year Ended
April 30, 2018
Record estimated pro forma depreciation	$9,505
Eliminate historical depreciation	(7,027)
Record estimated pro forma amortization	37,233
Eliminate historical amortization	(17,157)
Total adjustment to amortization expense	$22,554

Depreciation expense for property and equipment was calculated using a declining balance method over their expected useful lives.

Amortization of customer relationships was calculated using an accelerated method to match the estimated cash flow generated by such assets over their estimated useful life. Amortization of trade names, developed technology, non-compete agreements and other intangible assets was calculated on a straight-line basis over the estimated useful lives of the intangible assets. Estimated future amortization for these identifiable intangible assets is $34.1 million and $34.2 million for the fiscal years ending April 30, 2019 and 2020, respectively. See Note 2, “Description of Transactions,” for more detail on acquired identifiable intangible assets and estimated useful lives.

(p)                                 This adjustment records a net increase in interest expense due to the following (in thousands):

Year Ended
April 30, 2018
Record interest expense on new First Lien Term Loan	$41,490
Eliminate interest expense on existing First Lien Term Loan	(25,517)
Record interest expense on ABL Facility	5,863
Record amortization of deferred financing costs	998
Eliminate historical interest expense on Titan indebtetness	(7,302)
Total adjustment to interest expense	$15,532

For purposes of the unaudited pro forma condensed combined financial statements, interest rates ranging from 3.89% to 5.11% were used for the new First Lien Term Loan, which represent a 25 basis point decrease from the interest rates on the existing First Lien Term Loan during the year ended April 30, 2018. An interest rate of 4.1% was used for the ABL Facility. The interest rate used for purposes of the unaudited pro forma condensed combined financial statements may be considerably different than the actual interest rates based on market conditions.

(q)                                 This adjustment reflects the elimination of a $5.1 million loss on the change in fair value of a foreign currency forward contract. In April 2018, in connection with the acquisition of Titan, GMS entered into a foreign currency forward contract to mitigate the foreign currency exchange risk associated with the purchase price that was denominated in Canadian dollars. The foreign currency forward contract effectively fixed the amount GMS paid for the purchase price denominated in Canadian dollars by contracting GMS to pay U.S. dollars and receive Canadian dollars on the notional amount. GMS recognized a $5.1 million loss on the change in fair value of the foreign currency forward contract during the year ended April 30, 2018. This loss is directly attributable to the acquisition of Titan, but does not have a continuing impact on the combined entity’s results of operations.

GMS INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

(r)                                    This adjustment reflects the pro forma tax impact of the pro forma adjustments, calculated using the Canadian statutory rate of 26.5%. The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had GMS and Titan filed consolidated income tax returns during the period presented.

(s)                                   Pro forma earnings per share for the year ended April 30, 2018 includes the effect of 1.1 million shares of equity issued by an indirect wholly-owned subsidiary of GMS that is exchangeable for GMS common stock. The exchangeable shares have the right to receive dividends should GMS declare dividends on its common stock. Net income for the period was allocated on a pro-rata basis to the noncontrolling interest. Income attributable to common stockholders was calculated by deducting earnings allocated to the noncontrolling interest from net income.

The following table presents the calculation for basic and diluted earnings per share (in thousands, except per share data):

Year Ended
April 30, 3018
Net income	$68,956
Less: Net income attributable to noncontrolling interests	(1,847)
Net income attibutable to common stockholders	$67,109

Basic earnings per common share:
Basic weighted average common shares outstanding	41,015
Basic earnings per common share	$1.64

Diluted earnings per common share:
Basic weighted average shares outstanding	41,015
Add: Common Stock Equivalents	1,148
Diluted weighted average common shares outstanding	42,163
Basic earnings per common share	$1.59

7.  Quarterly Pro Forma Information

The following table presents unaudited pro forma combined net sales for each quarter in the year ended April 30, 2018 (in thousands):

	Year Ended April 30, 2018
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
Historical GMS net sales	$642,157	$648,004	$585,508	$635,800
Historical Titan net sales	125,677	129,142	107,697	115,888
Total pro forma combined net sales	$767,834	$777,146	$693,205	$751,688